EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS SECOND QUARTER FISCAL YEAR 2010 RESULTS AND
DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — Nov. 5, 2009 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the second quarter of fiscal year 2010 ended September 30, 2009. The Company reported revenues of $61,248,000 as compared with revenues of $56,293,000 for the second quarter of fiscal year 2009, net income of $10,695,000 as compared with net income of $7,361,000 for the second quarter of fiscal year 2009, and earnings per share of $1.18 as compared with earnings per share of $0.83 for the second quarter of fiscal year 2009. These results represent a 9% increase in revenue, a 45% increase in net income, and a $0.35 increase in earnings per share when compared to the second quarter of the prior fiscal year. Bookings in the quarter were $90,312,000 resulting in a backlog of $187,427,000 as of September 30, 2009.

For the first six months of fiscal year 2010 ended September 30, 2009, the Company reported revenues of $115,940,000 which represents an increase of 21% as compared with revenues of $95,787,000 for the same period in the prior fiscal year, net income of $18,031,000 which represents a 79% increase as compared with net income of $10,050,000 for the same period in the prior fiscal year, and earnings per share of $2.00 which represents a $0.87 increase as compared with earnings per share of $1.13 for the prior fiscal year.

“We are pleased with our performance in the quarter and our continued progress in year-over-year growth in revenue, gross margin, and earnings per share,” said Anthony Fabiano, AS&E’s President and CEO. “Our notable improvements in profitability are attributable to favorable product mix, and continued success in reducing product and overhead costs.

Fabiano continued, “With our aggressive investments in R&D, we introduced two new cargo product offerings in the quarter — the Sentry™ Portal high-energy, drive through system and the MobileSearch™ HE high-energy inspection system. These systems add to our comprehensive cargo offerings for the military, ports, borders, and high-threat security checkpoints and strengthen our revenue potential with products that utilize high-energy transmission technology and our patented Z Backscatter™ capability.

“With a very strong quarter of cargo and service bookings, the Company added $29 million to its backlog from the previous quarter. Backlog remains over $150 million for the sixth consecutive quarter — highlighting the continued strength of quarterly bookings with the expansion of sales channel into global markets and our increased product offerings. Our continued success over the past year is indicative of our ability to sustain financial strength even in these challenging economic times.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.20 per share, payable on December 3, 2009 to the holders of record at the close of business on November 23, 2009.

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Senior Vice President, CFO and Treasurer, will host the conference call on Thursday, November 5, 2009 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-783-2139 at least 10 minutes prior to its starting time. For international participants, dial 1-857-350-1598. Please tell the Operator the confirmation code: 28764704.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Thursday, November 5, 2009 at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 88569058. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, Senior Vice President, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Six Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Total net sales and contract revenues	$61,248	$56,293	$115,940	$95,787

Total cost of sales and contracts	31,794	33,766	60,866	58,731
Gross profit	29,454	22,527	55,074	37,056

Expenses:
Selling, general and administrative expenses	8,009	7,394	16,711	15,093
Research and development costs	4,951	4,176	10,757	7,739
Total operating expenses	12,960	11,570	27,468	22,832

Operating income	16,494	10,957	27,606	14,224
Interest and other income, net	87	544	349	1,479
Income before provision for income taxes	16,581	11,501	27,955	15,703
Provision for income taxes	5,886	4,140	9,924	5,653

Net income	$10,695	$7,361	$18,031	$10,050

Income per share - Basic	$1.21	$0.85	$2.04	$1.16
Income per share - Diluted	$1.18	$0.83	$2.00	$1.13

Weighted average shares - Basic	8,857	8,650	8,836	8,682
Weighted average shares - Diluted	9,064	8,893	9,037	8,901

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2009	March 31, 2009
Assets
Current assets:
Cash and cash equivalents	$55,220	$105,419
Restricted cash and investments	1,009	35
Short-term investments, at fair value	92,101	36,384
Accounts receivable, net	31,479	36,956
Inventories	43,020	47,975
Other current assets	10,629	15,347
Total current assets	233,458	242,116

Non-current assets:
Building, equipment and leasehold improvements, net	18,627	19,488
Restricted cash and investments	858	—
Other assets	6,770	6,683
Total assets	$259,713	$268,287

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$9,119	$10,639
Customer deposits	17,921	14,818
Deferred revenue	11,832	28,003
Other current liabilities	12,778	19,636
Total current liabilities	51,650	73,096

Non-current liabilities:
Lease financing liability, net of current portion	7,728	8,377
Other non-current liabilities	2,956	4,748
Total liabilities	62,334	86,221

Total stockholders’ equity	197,379	182,066
Total liabilities and stockholders’ equity	$259,713	$268,287

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended
	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net income	$18,031	$10,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,251	2,142
Provision for contracts, inventory and accounts receivable reserves	948	935
Amortization of bond (discount) premium	207	(336)
Deferred income taxes	313	(1,173)
Stock compensation expense	2,658	2,238

Changes in assets and liabilities:
Accounts receivable	5,455	(11,332)
Unbilled costs and fees	4,502	3,865
Inventories	4,029	(2,605)
Prepaid expenses and other assets	(184)	(4,810)
Accounts payable	(1,520)	(1,790)
Accrued income taxes	1,620	2,823
Customer deposits	3,103	10,288
Deferred revenue	(17,945)	(1,943)
Accrued expenses and other liabilities	(8,099)	(92)
Sale of leased asset	—	116
Net cash provided by operating activities	15,369	8,376

Cash flows from investing activities:
Purchase of short-term investments	(102,178)	(38,943)
Proceeds from maturities of short-term investments	46,265	61,250
Purchases of property and equipment	(1,390)	(793)
Net cash provided by (used for) investing activities	(57,303)	21,514

Cash flows from financing activities:
Increase in restricted cash and investments	(1,832)	(16,088)
Proceeds from exercise of stock options	545	1,967
Repurchase of shares of common stock	(2,922)	(11,398)
Repayment of leasehold financing	(574)	(565)
Payment of common stock dividend	(3,539)	(3,509)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	57	331
Net cash used for financing activities	(8,265)	(29,262)
Net increase (decrease) in cash and cash equivalents	(50,199)	628
Cash and cash equivalents at beginning of period	105,419	52,418
Cash and cash equivalents at end of period	$55,220	$53,046